Exhibit 99.1

Validus Holdings, Ltd. Bermuda Commercial Bank Building 19 Par-la-Ville Road Hamilton, HM 11 Bermuda

Mailing Address:
Suite 1790 48 Par-la-Ville Road Hamilton, HM 11 Bermuda

Telephone: (441) 278-9000 Facsimile: (441) 278-9090 Website: www.validusre.bm
VALIDUS TO ACQUIRE IPC HOLDINGS
Combination Creates Leading Bermuda Carrier in Short-tail Reinsurance and
Insurance Market with $3.4 Billion in Shareholders’ Equity
Hamilton, Bermuda — July 9, 2009 — Validus Holdings, Ltd. (“Validus”) (NYSE: VR) today announced that the boards of directors of both Validus and IPC Holdings, Ltd. (“IPC”) (NASDAQ: IPCR) have approved a definitive amalgamation agreement that will create a leading Bermuda carrier in the short-tail reinsurance and insurance market. Under the terms of the agreement, IPC shareholders will receive $7.50 in cash and 0.9727 Validus voting common shares for each IPC common share. The Validus consideration provides IPC shareholders with a 24.9% premium and $31.73 per share based on IPC’s and Validus’ closing stock prices on March 30, 2009, the last trading day before the announcement of Validus’ initial offer.
The final transaction terms represent an adjustment to the structure of Validus’ previous offer, under which IPC shareholders would have received $3.75 in cash and 1.1234 Validus voting common shares for each IPC common share, in order to provide IPC shareholders with significantly greater cash consideration, while not changing the overall transaction value based on the March 30, 2009 closing stock prices for IPC and Validus.
Completion of the transaction, which is expected to take place in the third quarter of 2009, is subject to customary closing conditions, including Validus and IPC shareholder approvals. Aquiline Capital Partners LLC, Vestar Capital Partners, and New Mountain Capital, LLC, which collectively owned approximately 38% of Validus’ outstanding voting common shares as of April 30, 2009, have agreed to vote in favor of the issuance of Validus shares in connection with the transaction. Upon closing of the transaction, Validus shareholders will own approximately 62% of the combined company on a fully diluted basis, with IPC shareholders owning approximately 38%.
Ed Noonan, Validus’ Chairman and Chief Executive Officer, stated, “This is a compelling strategic combination that positions us exceptionally well to build on our solid track record of underwriting performance and book value growth. We are confident that it will generate superior value for both Validus and IPC shareholders. Validus will have significantly greater size and scale to take advantage of attractive rate trends across our business lines and growing overall demand for reinsurance from capital-constrained businesses. In addition, clients of both companies will benefit from our strong commitment to existing business lines, superior technical expertise and increased capacity to meet their needs.”
The combined company will have:

•	$3.4 billion in GAAP shareholders’ equity (compared with shareholders’ equity of $2.0 billion for Validus and $1.8 billion for IPC as of March 31, 2009), enabling the company to capture highly attractive market opportunities in the global insurance and reinsurance markets;

•	A strong balance sheet and conservative investment portfolio, which are of critical importance as buyers increasingly scrutinize counterparty risk;

•	Profitable diversification into multiple short-tail lines with favorable rate trends;

•	Stronger relationships with major reinsurance brokers, providing increased opportunity to lead placements; and

•	A deep, experienced and stable management team.
Validus will continue to be led by its current senior management team, including Ed Noonan, Chairman and Chief Executive Officer.
Validus will be withdrawing and terminating its Exchange Offer for all of the outstanding common shares of IPC and will instruct BNY Mellon Shareowner Services to promptly return all IPC common shares previously tendered to Validus. Additionally, Validus has terminated its solicitation efforts in connection with its other previously announced alternative steps to complete a transaction with IPC, including a scheme of arrangement and calling of a special meeting of IPC shareholders.
Greenhill & Co., LLC acted as financial advisor to Validus and Skadden, Arps, Slate, Meagher & Flom LLP, Cahill Gordon & Reindel LLP and Appleby provided legal advice.
Conference Call
Validus and IPC will host a joint conference call for investors, analysts, and other interested parties today at 10:00 a.m., Eastern Time. The conference call may be accessed by dialing 1-800-860-2442 (U.S. callers) or 1-412-858-4600 (International callers). Those who intend to participate in the call should dial in at least 10 minutes in advance. Presentation materials for the call will be available on Validus’ website, www.validusre.bm, in advance of the call. A live webcast of the call will be available via the website of Validus at www.validusre.bm. A replay of the call will be available through July 23, 2009 by dialing 1-877-344-7529 and entering the passcode 432229#. A replay of the webcast will be available on the Validus website.
About Validus Holdings, Ltd.
Validus Holdings, Ltd. is a provider of reinsurance and insurance, conducting its operations worldwide through two wholly-owned subsidiaries, Validus Reinsurance, Ltd. (“Validus Re”) and Talbot Holdings Ltd. (“Talbot”). Validus Re is a Bermuda based reinsurer focused on short-tail lines of reinsurance. Talbot is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd’s insurance market through Syndicate 1183.
Contacts:
For Validus:
Investors:
Validus Holdings, Ltd.
Jon Levenson, Senior Vice President
+1-441-278-9000
Media:
Sard Verbinnen & Co
Jamie Tully/Christopher Kittredge/Jonathan Doorley
+1-212-687-8080
OR
College Hill
Roddy Watt/Tony Friend
+44 (0)20 7457 2020

Cautionary Note Regarding Forward-Looking Statements
This press release may include forward-looking statements, both with respect to the parties and their industry, that reflect their current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “confident,” “believe,” “project,” “anticipate,” “will,” “may” and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond the parties’ control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. The parties believe that these factors include, but are not limited to, the following: 1) Validus and IPC may be unable to complete the proposed amalgamation because, among other reasons, conditions to the closing of the proposed amalgamation may not be satisfied or waived; 2) uncertainty as to the actual premium that will be realized by IPC shareholders in connection with the proposed amalgamation; 3) uncertainty as to the long-term value of Validus common shares; 4) unpredictability and severity of catastrophic events; 5) rating agency actions; 6) adequacy of Validus’ or IPC’s risk management and loss limitation methods; 7) cyclicality of demand and pricing in the insurance and reinsurance markets; 8) Validus’ limited operating history; 9) Validus’ ability to implement its business strategy during “soft” as well as “hard” markets; 10) adequacy of Validus’ or IPC’s loss reserves; 11) continued availability of capital and financing; 12) retention of key personnel; 13) competition; 14) potential loss of business from one or more major insurance or reinsurance brokers; 15) Validus’ or IPC’s ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 16) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 17) the integration of Talbot or other businesses Validus may acquire or new business ventures Validus may start; 18) the effect on Validus’ or IPC’s investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 19) acts of terrorism or outbreak of war; 20) availability of reinsurance and retrocessional coverage; 21) failure to realize the anticipated benefits of the proposed amalgamation, including as a result of failure or delay in integrating the businesses of Validus and IPC; and 22) the outcome of any legal proceedings to the extent initiated against Validus, IPC and others following the announcement of the proposed amalgamation, as well as management’s response to any of the aforementioned factors.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Validus’ most recent reports on Form 10-K and Form 10-Q and the risk factors included in IPC’s most recent reports on Form 10-K and Form 10-Q and other documents of Validus and IPC on file with the Securities and Exchange Commission (“SEC”). Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Validus will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Validus or its business or operations. Except as required by law, the parties undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Additional Information about the Proposed Amalgamation and Where to Find It:
The issuance of Validus shares to IPC shareholders in the amalgamation will be submitted to shareholders of Validus for their consideration. The proposed amalgamation will be submitted to shareholders of IPC for their consideration. Validus and IPC shareholders are urged to read the joint proxy statement/prospectus for the proposed amalgamation when it is filed, and any amendment or supplement thereto that may be filed, with the SEC because they will contain important information. This press release is not a substitute for the joint proxy statement/prospectus or any other documents which Validus or IPC may send to their respective shareholders in connection with the proposed amalgamation.

All such documents, when filed, will be available free of charge at the SEC’s website (www.sec.gov) or by directing a request to Validus through Jon Levenson, Senior Vice President, at +1-441-278-9000, or IPC through John Weale, Chief Executive Officer and Chief Financial Officer, at +1-441-298-5100.
This press release does not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No offering of securities shall be made except by means of a proxy statement/prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
Participants in the Solicitation:
Validus and IPC and their directors and executive officers are deemed to be participants in any solicitation of Validus and IPC shareholders in connection with the proposed amalgamation. Information about Validus’ directors and executive officers is available in Validus’ definitive proxy statement, dated March 25, 2009, for its 2009 annual general meeting of shareholders. Information about IPC’s directors and executive officers is available in IPC’s Amendment No. 1 to Form 10-K, dated April 30, 2009, for the fiscal year ended December 31, 2008.
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